FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA


          JUN 14 1999

No.       C15770-97
   -----------------------
          Dean Heller

DEAN HELLER, SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                         EASTERN MANAGEMENT CORPORATION

         We the undersigned, Devinder Randhawa, President and Bob Hemmerling, Secretary, of EASTERN MANAGEMENT CORPORATION, a Nevada corporation do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 23rd day of July, 1997, adopted a resolution to amend the original articles as follows:

         Article FOURTH is hereby amended to read as follows:

         "That the total amount of common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock with a par value of $0.0001 per share and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 500,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                  /s/ Devinder Randhawa
                                                  ------------------------------
                                                  Devinder Randhawa, President


                                                  /s/ Bob Hemmerling
                                                  ------------------------------
                                                  Bob Hemmerling, Secretary


SWORN BEFORE ME in the city of
Kelowna in the Province of
British Columbia on this
31 day of May, 1989.

/s/ Lee C. Turner
-----------------------

A commission for taking
affidavits for British Columbia


    Lee C. Turner
Barrister & Solicitor
200 - 537 LEON AVENUE
KELOWNA, B.C. V1Y 2A9

------------------------------
       STATE OF NEVADA
      Secretary of State

I hereby certify that this is a
true and  complete  copy of the
document   as   filed  in  this
office.

          JUN 15 '99


       /s/ Dean Heller

         DEAN HELLER
      Secretary of State


By /s/ D. Farmers
   ----------------------

------------------------------